UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2015

Target Corporation
(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1000 Nicollet Mall, Minneapolis, Minnesota 55403
(Address of principal executive offices, including zip code)
(612) 304-6073
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On January 14, 2015, the Board of Directors of Target Corporation (“Target”) determined to exit Target’s Canadian operations following a review of Target’s Canadian performance and a review of potential alternative operating scenarios. In connection with the plan approved by the Board of Directors, on January 15, 2015, Target Canada Co. and certain other wholly owned subsidiaries of Target (the “Applicants”) filed for protection (the “Filing”) under the Companies’ Creditors Arrangement Act (Canada) (“CCAA”) with the Ontario Superior Court of Justice (Commercial List) in Toronto (the “Court”). The Applicants, along with certain limited partnerships to which the Applicants are seeking to extend protections in the CCAA process (collectively, “Target Canada”), comprise substantially all of Target’s Canadian operations and Target’s Canadian Segment. Target Canada intends to engage in a fair and orderly liquidation process, subject to the Court’s approval, and expects that stores in Canada will remain open during the contemplated liquidation process.

The Applicants will be deconsolidated from Target’s financial statements as of the Filing date. To effect the deconsolidation, Target will account for its investment in Target Canada using the cost method of accounting. Target’s historical Canadian Segment will be treated as discontinued operations in the fourth quarter ending January 31, 2015. As a result, Target will now operate as a single U.S. segment.

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the Filing, Target has committed to provide to certain of the Target Canada entities a debtor-in-possession credit facility to permit Target Canada to finance operations during the CCAA process (the “DIP Facility”). The terms of the DIP Facility are subject to approval by the Court and include the following:

•	The maximum amount available under the DIP Facility will be US$175 million.

•	Loans will bear interest at a rate of 5% per annum. Upon an event of default, the rate will increase to 7% per annum until the maturity date.

•	No fees will be charged to Target Canada.

•	Loans under the DIP Facility will be secured by all of Target Canada’s property subject to certain exceptions.

•
The maturity date will be the earliest of: (i) the date on which the stay of proceedings in the CCAA process finally expires without being extended; (ii) the date on which the CCAA proceedings are terminated; or (iii) January 15, 2016, or such later date as may be agreed. All outstanding obligations under the DIP Facility will be due and payable on the maturity date.

A copy of the term sheet comprising the DIP Facility will be filed as an Exhibit to Target’s Annual Report on Form 10-K for the year ending January 31, 2015.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As a result of the Filing described in the Introductory Note, Target has determined that the Applicants will be deconsolidated from Target’s financial statements as of the date of the Filing.

In connection with the Filing, the Applicants have requested that the Court approve, among other things, the following:

•	The DIP Facility;

•	The appointment of Alvarez & Marsal Canada, as the Monitor in the CCAA process to oversee the wind-down process;

•	The engagement of Lazard to advise Target Canada in connection with the disposition of its real estate portfolio;

•	A trust for the benefit of eligible employees of Target Canada Co. to ensure payment of certain amounts; and

•	The appointment of representative counsel to represent employees of Target Canada Co. in the CCAA proceedings.

Item 2.05. Costs Associated with Exit or Disposal Activities.

Target expects to accrue approximately $390 million pre-tax for exit losses in its discontinued operations in the fourth quarter ending January 31, 2015, all of which are expected to require cash expenditures. These exit losses include probable losses relating to certain claims that may be asserted against Target as a result of Target’s guaranty of certain obligations of Target Canada Co. or other claims that may be made against Target, and Target’s expected cash contribution of approximately C$70 million (approximately US$59 million) into a trust for the benefit of the employees of Target Canada Co. Given the early stage of the exit activities, Target’s estimates of probable losses are based on currently available information and assessment of the validity of certain claims. These estimates may change as new information becomes available and it is reasonably possible that Target may incur a material loss in excess of the amount accrued.

Item 2.06. Material Impairment.

Target expects to impair its investment in Target Canada based on the estimated fair value of Target Canada’s net assets. This impairment, along with the impairment of certain other related assets outside of Target Canada, is expected to result in a non-cash, pre-tax impairment charge of approximately $4.8 billion in Target’s discontinued operations in the fourth quarter ending January 31, 2015.

Item 7.01. Regulation FD Disclosure.

Target expects to report pre-tax losses from discontinued operations of approximately $5.4 billion in the fourth quarter ending January 31, 2015, which consist of:

•	Approximately $390 million of pre-tax exit losses described above in Item 2.05;

•	An approximate $4.8 billion non-cash pre-tax impairment charge described above in Item 2.06; and

•	Approximately $200 million of operating losses.

On January 15, 2015, Target issued a News Release announcing the events described above, which is furnished as Exhibit (99)A to this Form 8-K.

Statements in this release regarding the expected pre-tax losses and charges related to exiting Target’s Canadian operations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date they are made and are subject to risks and uncertainties which could cause Target’s actual results to differ materially. The most important risks and uncertainties include those relating to the consequences of discontinuing Canadian operations and the risks described in Item 1A of Target’s Form 10-K for the fiscal year ended February 1, 2014, as updated in Target’s Form 10-Q for the quarter ended November 1, 2014.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

Unaudited Pro Forma Consolidated Financial Information is attached hereto as Exhibit (99)B and is incorporated by reference herein.

(d) Exhibits.

(99)A    Target Corporation’s News Release dated January 15, 2015.

(99)B    Unaudited Pro Forma Consolidated Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: January 15, 2015	/s/ John J. Mulligan
John J. Mulligan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing
(99)A	Target Corporation’s News Release dated January 15, 2015.	Furnished Electronically
(99)B	Unaudited Pro Forma Consolidated Financial Information.	Filed Electronically